FOR IMMEDIATE RELEASE                                                                                                                                              August 2, 2017

TANDY LEATHER FACTORY REPORTS  2nd QUARTER FINANCIAL RESULTS
Investments in New Stores and District Manager Program Impacting Results

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the second quarter of 2017.  Consolidated net income for the quarter ended June 30, 2017 was $1.0 million compared to $1.8 million for the second quarter of 2016.  Fully diluted earnings per share for the quarter were $0.11, compared to $0.19 in last year’s second quarter.  Total sales for the quarter ended June 30, 2017 were $19.3 million, down 1% from $19.5 million in the second quarter last year.

Consolidated sales for the six months ended June 30, 2017 were $39.4 million, down 2% from 2016’s first half sales of $40.2 million.  Consolidated net income for the first half of 2017 equaled $2.3 million or $0.24 per fully-diluted share versus $3.3 million or $0.35 per fully-diluted share in the comparable period last year.

Sales from the North America segment, consisting of all stores in the US and Canada, decreased $132,000 in the second quarter, down 0.7% from last year's second quarter sales.  For the first six months of 2017, North America’s sales decreased $639,000 or 1.7% from the first six months of 2016.  International, consisting of four stores outside of North America, added sales of $853,000 for the quarter compared to last year’s second quarter sales of $964,000. For the first half of 2017, International Leathercraft’s sales, totaling $1.8 million, were down 7%, or $125,000, over the same period last year.

Consolidated gross profit margin for the current quarter was 66.9%, compared to 66.1% for the second quarter of 2016.  For the first half of 2017, consolidated gross profit margin was 63.9%, improving from last year's gross profit margin of 63.6%.  Consolidated operating expenses increased approximately 11.8% or $1,183,000 for the quarter and 7% or $1,442,000 for the year, compared to the same periods in 2016.   Significant increases in operating expenses relate to personnel and occupancy costs for the six new stores that have opened since the second quarter last year, as well as personnel and travel costs related to the new district manager program that began in early 2017.

Shannon L. Greene, Chief Executive Officer, commented, “While we delivered solid year over year gross margin improvement, our results this quarter and year to date also reflect the investments we are making in our new stores and our district manager program.  In addition, our International segment underperformed, both in top line and bottom line performance.   However, we were pleased to see some positive momentum as the number of sales transactions have steadily improved in both our North America and International segments.  We continue to make progress on our operational and strategic priorities, which will continue to put pressure on short term results, but we’re confident that they are providing the platform for us to remain competitive in this evolving retail landscape and for driving sustainable growth in traffic and sales.”

Tina Castillo, Chief Financial Officer added, “While our results this quarter were lower than comparable, our expectations for 2017 have not changed.  We continue to believe that the top line trend will improve in the second half of 2017 as our new stores and new product roll-outs support sales growth.  Further, we will continue to protect our gross margins and manage our expenses with financial discipline to ensure an acceptable return on investment.”

Tandy Leather Factory, Inc., (http://www.tandyleather.com), headquartered in Fort Worth, Texas, is a specialty retailer of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 115 North American stores located in 42 US states and 7 Canadian provinces, and four International stores located in the United Kingdom, Australia, and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.
Contact:	Tina Castillo, Tandy Leather Factory, Inc.	(817) 872-3200 or tcastillo@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Quarter Ended 6/30/17		Quarter Ended 6/30/16
	Net Sales	Income from Operations	Net Sales	Income from Operations
North America*	$18,427,425	$1,814,887	$18,558,938	$2,714,312
International	853,345	(159,450)	963,967	124,579
Total Operations	$19,280,770	$1,655,437	$19,522,905	$2,838,891

	Six Months Ended 6/30/17		Six Months Ended 6/30/16
	Net Sales	Income from Operations	Net Sales	Income from Operations
North America*	$37,659,139	$3,626,450	$38,298,429	$5,055,521
International	1,771,476	(233,522)	1,896,703	146,160
Total Operations	$39,430,615	$3,392,928	$40,195,132	$5,201,681

North America*	Quarter Ended 6/30/17		Quarter Ended 6/30/16
	# of stores	Net Sales	# of stores	Net Sales
Same stores	108	$17,861,074	108	$18,485,428
New stores	6	447,059	-	-
Temp closed store	1	119,292	1	73,510
Total Sales – North America	115	$18,427,425	109	$18,558,938

North America*	Six Months Ended 6/30/17		Six Months Ended 6/30/16
	# of stores	Net Sales	# of stores	Net Sales
Same stores	107	$36,501,344	107	$37,401,837
New stores	7	952,325	1	338,774
Closed/temp close stores	3	205,470	3	557,818
Total Sales – North America	115	$37,659,139	109	$38,298,429

International – there were no new stores or closed stores for the three and six-months ended June 30, 2017 and 2016, so total sales are equal to same store sales.

* We operate in two segments:  North America and International.  Prior to January 1, 2017, we operated in three segments:  Wholesale, Retail and International.  To better reflect how management analyzes the business and allocates resources, we combined Wholesale and Retail into North America effective January 1, 2017, while International remains the same. All prior year data discussed throughout this press release has been restated to conform to the new reporting segment structure.  There is no change to our consolidated financial position or results.

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	6/30/17 (unaudited)	12/31/16 (audited)
ASSETS
CURRENT ASSETS:
Cash	$14,841,370	$16,862,304
Accounts receivable-trade, net of allowance for doubtful accounts
of $16,209 and $2,404 in 2017 and 2016, respectively	497,317	560,984
Inventory	37,327,488	33,177,539
Prepaid income taxes	455,423	964,323
Prepaid expenses	1,478,762	1,608,860
Other current assets	140,488	140,232
Total current assets	54,740,848	53,314,242

PROPERTY AND EQUIPMENT, at cost	26,585,838	25,536,352
Less accumulated depreciation and amortization	(10,831,122)	(9,884,559)
	15,754,716	15,651,793

DEFERRED INCOME TAXES	404,615	375,236
GOODWILL	959,797	956,201
OTHER INTANGIBLES, net of accumulated amortization of
$709,000 and $708,000 in 2017 and 2016, respectively	19,954	20,840
OTHER ASSETS	363,529	334,408
	$72,243,459	$70,652,720

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,484,043	$1,621,884
Accrued expenses and other liabilities	4,471,813	5,937,187
Current maturities of capital lease obligation	72,686	72,686
Current maturities of long-term debt	1,535,778	614,311
Total current liabilities	7,564,320	8,246,068

DEFERRED INCOME TAXES	1,838,066	1,956,032

LONG-TERM DEBT, net of current maturities	5,835,952	6,757,419
CAPITAL LEASE OBLIGATION, net of current maturities	-	-
COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares
authorized, none issued or outstanding	-	-
Common stock, $0.0024 par value; 25,000,000 shares
authorized, 11,313,692 and 11,235,992 shares issued at 2017 and 2016,
9,270,862 and 9,193,162 outstanding at 2017 and 2016, respectively	27,153	26,966
Paid-in capital	6,762,832	6,368,455
Retained earnings	61,728,490	59,469,493
Treasury stock at cost (2,042,830 shares at 2017 and 2016)	(10,278,584)	(10,278,584)
Accumulated other comprehensive income	(1,234,770)	(1,893,129)
Total stockholders' equity	57,005,121	53,693,201
	$72,243,459	$70,652,720

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30,

	THREE MONTHS		SIX MONTHS
	2017	2016	2017	2016
NET SALES	$19,280,770	$19,522,905	$39,430,615	$40,195,132

COST OF SALES	6,385,236	6,627,115	14,249,036	14,646,596

Gross profit	12,895,534	12,895,790	25,181,579	25,548,536

OPERATING EXPENSES	11,240,097	10,056,899	21,788,651	20,346,855

INCOME FROM OPERATIONS	1,655,437	2,838,891	3,392,928	5,201,681

OTHER INCOME (EXPENSE):
Interest expense	(53,680)	(42,027)	(90,024)	(65,456)
Other, net	17,012	23,434	19,663	23,395
Total other income (expense)	(36,668)	(18,593)	(70,361)	(42,061)

INCOME BEFORE INCOME TAXES	1,618,769	2,820,298	3,322,567	5,159,620

PROVISION FOR INCOME TAXES	591,037	999,383	1,063,570	1,817,708

NET INCOME	$1,027,732	$1,820,915	$2,258,997	$3,341,912

NET INCOME PER COMMON SHARE:
Basic	$0.11	$0.19	$0.24	$0.35
Diluted	$0.11	$0.19	$0.24	$0.35

Weighted Average Number of Shares Outstanding:
Basic	9,225,960	9,209,446	9,212,846	9,418,645
Diluted	9,229,129	9,227,941	9,225,474	9,437,620

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30,

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,258,997	$3,341,912
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	929,408	831,793
Loss / (gain) on disposal or abandonment of assets	515	(6,560)
Non-cash stock-based compensation	171,160	113,302
Deferred income taxes	(147,345)	(4,676)
Foreign currency translation	627,609	256,309
Net changes in assets and liabilities:
Accounts receivable-trade, net	63,667	1,382
Inventory	(4,149,949)	(2,720,056)
Prepaid expenses	130,098	(108,971)
Other current assets	(256)	(62,788)
Accounts payable-trade	(137,841)	(589,863)
Accrued expenses and other liabilities	(1,465,374)	(1,066,056)
Income taxes payable	508,900	(216,328)
Total adjustments	(3,469,408)	(3,572,572)
Net cash used in operating activities	(1,210,411)	(230,600)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,004,906)	(898,007)
Proceeds from sale of assets	100	26,703
(Increase) decrease in other assets	(29,121)	352
Net cash used in investing activities	(1,033,927)	(870,952)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable and long term debt	-	3,660,505
Payments on capital lease obligations	-	(6,710)
Repurchase of common stock (treasury stock)	-	(3,675,654)
Proceeds from exercise of stock options	223,404	-
Net cash provided by (used in) financing activities	223,404	(21,859)

NET DECREASE IN CASH	(2,020,934)	(1,123,411)

CASH, beginning of period	16,862,304	10,962,615

CASH, end of period	$14,841,370	$9,839,204

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$90,024	$65,456
Income tax paid during the period, net of (refunds)	$554,670	$2,034,036